UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, the Board of Directors (the “Board”) of Molecular Templates, Inc., a Delaware corporation (the “Company”), elected Corazon “Corsee” Dating Sanders, Ph.D. to the Board as a class II director with a term expiring at the 2021 annual meeting of stockholders.

In accordance with the Director Compensation Policy (as defined below in Item 8.01), Dr. Sanders will receive a $40,000 annual cash retainer for her service on the Board. In addition, in accordance with the Director Compensation Policy, Dr. Sanders received an option to purchase 25,000 shares of Common Stock upon her election to the Board, at an exercise price of $12.69, the closing share price of the Common Stock on the Nasdaq Capital Market on December 19, 2019 (the “Initial Option Grant”). This Initial Option Grant vests and becomes exercisable as to 50% of the shares of Common Stock subject to such Initial Option Grant on each of the first and second anniversaries of the date of grant, subject to Dr. Sanders’s continued service as a director of the Company. Dr. Sanders is also entitled to receive an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders with an exercise price equal to the closing share price of the Common Stock on the Nasdaq Stock Market on the date of grant (the “Annual Option Grant”). Such Annual Option Grant shall vest and become exercisable on the first anniversary of the date of grant, subject to Dr. Sanders’s continued service as a director of the Company.

Also, in connection with her election to the Board, Dr. Sanders entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially the same as the form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the SEC on August 7, 2017. The Indemnification Agreement provides that the Company will indemnify the relevant director, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

There are no arrangements or understandings between Dr. Sanders and any other person pursuant to which Dr. Sanders was elected as a director.

A copy of the press release announcing Dr. Sanders’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On December 19, 2019, simultaneously with Dr. Sanders’s election to the Board, the Board approved an amendment and restatement of the Company’s Amended and Restated Non-Employee Director Compensation Policy (as so amended, the “Director Compensation Policy”) effective as of December 19, 2019. A copy of the Director Compensation Policy is being filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Non-Employee Director Compensation Policy.

99.1	Press release of Molecular Templates, Inc., dated December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.
Date: December 19, 2019
	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D. Title: Chief Executive Officer